                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of First Commonwealth Financial Corporation on Form S-4 of our report dated January 22, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of First Commonwealth Financial Corporation for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania

September 30, 2003